                                                                   Exhibit 10.46



                                  TAX AGREEMENT

      AGREEMENT (this "Agreement"), dated as of September 9, 1996, between RSL COMMUNICATIONS PLC, a United Kingdom corporation ("RSL"), RSL COMMUNICATIONS, LTD., a Bermuda corporation, as successor in interest to RSL Communications, Inc., a British Virgin Islands corporation ("Parent") and CHARLES M. PILUSO ("Piluso").

                               W I T N E S S E T H:

      WHEREAS, RSL and Piluso have simultaneously herewith entered into that certain Agreement and Plan of Reorganization, dated as of September 9, 1996, among RSL, Piluso and Parent (the "Exchange Agreement"), pursuant to which Piluso shall transfer to RSL up to 15,619 shares of International Telecommunications Group, Ltd. ("ITG") (the "Transferred Shares") in a transaction intended by the parties to qualify as a reorganization within the meaning of Internal Revenue Code ("IRC") Section 368(a)(1)(B) (a "Tax-Free Reorganization"); and

      WHEREAS, the U.S. Internal Revenue Service has not, as of the date hereof, issued final regulations under Section 367(a) of the U.S. Internal Revenue Service Code, as amended, relevant to the determination of whether the transaction contemplated by the Exchange Agreement can be consummated as a Tax-Free Reorganization and, accordingly, the parties have not yet determined whether such transaction can be consummated as a Tax-Free Reorganization; and

      WHEREAS, Piluso shall continue to consult with his professional advisers to determine whether the transaction contemplated by the Exchange Agreement can be consummated as a Tax-Free Reorganization; and

      WHEREAS, the parties wish to provide in this Agreement, which Agreement will come into effect only in the event that a tax adviser to Piluso employed by Galland, Kharasch, Morse & Garfinkle, P.C., or otherwise, who is acceptable to RSL (the "Adviser") determines in good faith that the transaction contemplated by the Exchange Agreement most likely cannot be consummated as a Tax-Free Reorganization (referred to as a "Tax Determination") that (i) such transaction will be consummated as a taxable transfer pursuant to the terms of the Exchange Agreement as modified by this Agreement and (ii) RSL will loan certain monies to Piluso on the terms and conditions, and under the circumstances, set forth herein.

      NOW, TREREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Effective Date. This Agreement shall become effective on the date upon which Piluso gives written notice to the Escrow Agent (defined below), with a copy to RSL, that the Adviser has reached a Tax Determination. This Agreement, however, shall, be null and void and of no force and effect ab initio, on such date as the Transaction is otherwise consummated as a Tax-Free Reorganization pursuant to the terms of the Exchange Agreement.

      Section 2. The Loan. In the event that (i) an initial offering of the shares of common stock of Parent to the public (an "IPO") has not been consummated, and (ii) Piluso incurs tax liability arising out of the transfer of the Transferred Shares pursuant to the Exchange Agreement either (a) by reporting such liability on returns he files or (b) by virtue of an IRS assessment being issued or (c) by virtue of RSL, or any affiliate of RSL, reporting the transaction contemplated by the Exchange Agreement as a taxable transaction, or (d) as may be determined by Piluso's Adviser (the "Tax Liability"), promptly upon receipt of a written request therefor specifying the date on which such Tax Liability is payable (including any applicable extensions) (the "Tax Payment Date"), RSL or Parent (as they may determine between them) will loan to Piluso three business days prior to the Tax Payment Date, pursuant to a promissory note in the form attached hereto as Exhibit A (the "Note"), monies equal to the amount of the Tax Liability; provided, however, that such monies shall not exceed U.S. $1,700,000; and provided, further, that such $1,700,000 or other loan amount shall be further reduced by any after tax (such tax liability to be evidenced by the relevant year's Form 1040 to be furnished by Piluso to Parent prior to the time of making the Loan) cash proceeds previously received by Piluso as the result of an RSL Sale (as defined in the Note) (the "Loan"); and provided further, that the loan amount may exceed $1,700,000 if the Tax Liability results from a Disposition Transaction (as defined in the Exchange Agreement) pursuant to paragraph 5.5 of the Exchange Agreement.

      Section 3. Escrow Agreement. This Agreement, including the Note, shall upon execution be deposited with Rosenman & Colin LLP (the "Escrow Agent") pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B.

      Section 4. Modification of Exchange Agreement. Upon the effectiveness of this Agreement, the Exchange Agreement shall be modified ab initio as follows:

      (a) Sections 5.4, 5.5, 5.6 and 5.7 of the Exchange Agreement shall be deleted; and

      (b) Notwithstanding the triggering events set forth in Section 2.1 of the Exchange Agreement, a new closing of the transactions contemplated by the Exchange Agreement will occur at such time as Piluso shall determine.

      Section 5. Notices. All notices and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date delivered, if delivered personally or by reputable overnight courier with delivery confirmed or (ii) five days after its deposit in the United States mail, if sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties as follows:

            If to RSL, to:

                  RSL Communications PLC
                  767 Fifth Avenue, Suite 4300
                  New York, New York  10153
                  Attention: Itzhak Fisher

            with a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York 10022
                  Attention: Robert L. Kohl, Esq.

            If to Piluso, to:

                  Charles M. Piluso
                  EAB Plaza, West Tower, Eighth Floor
                  Uniondale, New York 11556

            with a copy to:

                  Fletcher, Heald & Hildreth, P.L.C.
                  1300 North 17th Street
                  Rosslyn, Virginia  22209
                  Attention: Eric Fishman, Esq.

            with a copy to:

                  Galland, Kharasch, Morse & Garfinkle, P.C.
                  Canal Square
                  1054 Thirty First Street, N.W.
                  Washington, D.C. 20007-4492
                  Attention: Joseph B. Hoffman, Esq.

or to such other address as any party shall have specified by notice in writing to the others in compliance with this Section 5 except that any notice specifying a change in address shall only be deemed given when actually received. Any notice to the Escrow Agent shall be copied to all other parties hereto.

      Section 6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its principles of conflicts of laws.

      Section 7. Binding Nature; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the first sentence of this
Section 7, this Agreement may not be assigned by either party without the prior written consent of the other party.

      Section 8. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      Section 9. Enforceability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 10. No Waiver. No delay by the parties in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the parties hereto.

       IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

                                 RSL COMMUNICATIONS PLC


                                 By: /s/ Itzhak Fisher
                                     -----------------------------
                                     Name:
                                     Title:


                                 By: /s/ Charles M. Piluso
                                     -----------------------------
                                     Charles M. Piluso


                                 RSL COMMUNICATIONS, LTD.


                                 By: /s/ Itzhak Fisher
                                     -----------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                             SPECIAL PROMISSORY NOTE

$________________                                            ____________, ___


      FOR VALUED RECEIVED, CHARLES M. PILUSO (the "Maker"), hereby promises to pay to the order of RSL COMMUNICATIONS PLC, a United Kingdom corporation (the "Holder"), the principal amount of___________________________________($______)
in lawful money of the United States of America, plus any accrued but unpaid interest through the date of maturity hereof.

      1. Payments. The principal amount on this promissory note (the "Note") shall be due and payable on the earliest date (the "Maturity Date") on which any of the following circumstances occur:

            a. The outstanding principal amount of this Note (and any accrued but unpaid interest thereon) shall be due and payable on the first October 31 following the date on which an initial offering of the shares of common stock of RSL Communications, Ltd. (the "RSL Shares") to the public (an "IPO") is consummated.

            b. Regardless of whether an IPO has occurred, in the event that Piluso from time to time shall sell any RSL Shares for cash consideration (an "RSL Sale"), such portion of the outstanding principal amount of this Note (and any accrued but unpaid interest thereon) which is equal to the after tax (such tax liability to be evidenced by Piluso's Form 1040 for the relevant year, which Form 1040 shall promptly be furnished by Piluso to the Holder or RSL Communications, Ltd.) cash proceeds of any RSL Sale shall immediately become due and payable on the date of receipt of such proceeds from such RSL Sale, and all such cash after tax proceeds of any such RSL Sale shall be applied to the payment of all or such portion of the amount due and payable hereunder; and

            c. July 20, 2010.

      2. Interest. Interest shall accrue on the outstanding principal amount of this Note at the higher of 6% per annum or the lowest applicable Federal rate on the date of this Note, from the date hereof to (and including) the Maturity Date. Such interest shall be payable on the Maturity Date.

      3. Prepayment. This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty, but with accrued but unpaid interest through the date of prepayment. All amounts paid by the Maker shall first be applied to principal due hereunder and then to accrued interest.

      4. Payment not on a Business day. If any payment of principal of or interest on this Note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of New York or the United States of America, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

      5. Late Payment Charge. In the event that the Maker fails to make any payment of principal and/or interest under this Note within 5 days after it becomes due and payable hereunder, then the Maker shall promptly pay the Holder, in addition to other amounts owing hereunder, a late payment charge of 5% of such unpaid and overdue principal and/or interest which was due and payable hereunder and has not been paid in such 5-day period.

      6. Events of Default. For purposes hereof, the occurrence of any of following events shall constitute an "Event of Default":

            (a) Failure to make any payment of principal or interest under this Note within 5 days after the date when it becomes due and payable; or

            (b) If the Maker makes an assignment for the benefit of its creditors, is adjudicated bankrupt or insolvent, petitions or applies to any tribunal for the appointment of a trustee or receiver for it or any substantial part of its assets, commences any proceedings relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or liquidation law, or similar laws, of any jurisdiction, whether now or hereafter in effect, consents to, approves of or acquiesces in or to any such petition or application being filed, or any such proceedings commenced against it, by any other person, or fails to remove any order entered appointing any trustee or receiver or approving the petition or application in any such proceedings or decreeing its dissolution or liquidation, within 60 days after such order is entered.

            Subject to the provisions hereof, if an Event of Default set forth in clause (a) above shall occur and be continuing, the Holder may, without notice or demand to the Maker, declare the unpaid principal of this Note, together with accrued and unpaid interest thereon, to become due and payable. If an Event of Default set forth in clause (b) above shall occur, the unpaid principal of this Note, together with accrued and unpaid interest thereon, shall immediately become due and payable without notice, demand or other act on the part of the Holder. The Maker shall notify the Holder of the occurrence of any Event of Default promptly after the Maker obtains knowledge thereof.

      7. Successors and Assigns. This Note shall inure to the benefit of and be enforceable by the Holder and its successors and assigns and shall be binding and enforceable against the Maker and its successors and assigns. In the event that the Maker assigns its obligations hereunder, the Maker shall immediately notify the Holder of such assignment and shall remain liable for the fulfillment of its obligations hereunder.

      8. Severability. It is the desire and intent of the parties that the provisions of this Note be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Note would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

      9. Waivers. The Maker and all endorsers, sureties and guarantors of this Note hereby jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note.

            No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

      10. Modification. No modification, alteration or change of any of the provisions hereof shall be effective unless in writing and signed by the Maker and the Holder and only to the extent set forth therein.

      11. Place of Payment. Payments of principal, interest and any other amounts payable hereunder are to be made to the Holder at 767 Fifth Avenue, Suite 4300, New York, NY 10153, or such other place as the Holder shall designate to the Maker in writing.

      12. Expenses. The Maker shall pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Holder in collecting or enforcing this Note.

      13. Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Any action or proceedings to enforce or arising out of this Note may be commenced in any court of the State of New York or in the United States District Court for the Southern District of New York. The Maker agrees that venue will be proper in such courts in any such matters, and agrees that New York is the most convenient forum for litigation in any suit, action or legal proceeding. The Maker agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Maker hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

      14. Confessed Judgment. Upon the occurrence of an Event of Default hereunder, the Maker hereby authorizes any attorney designated by the Holder or any clerk of any court of record to appear for the Maker in any court of record and confess judgment against the Maker, without prior hearing, in favor of the Holder for, and in an amount equal to, the full amount then due and payable by the Maker hereunder, all other amounts then due and payable by the Maker to the Holder under the provisions of this Note, costs of suit and attorneys' fees of 15% of the amount of such obligations. In connection therewith, the Maker hereby releases, to the extent permitted by applicable laws, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which the Maker may otherwise be entitled under the applicable laws now in force and which may hereafter be enacted, including, without limitation, those of the United States of America. The authority and power to appear for and enter judgment against the Maker shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Holder shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

      IN WITNESS WHEREOF, the Maker has executed this Note as of the date first above written.


                                        By:___________________________
                                            CHARLES M. PILUSO